Exhibit 10.1

SEVENTH AMENDMENT TO

LOAN AND SECURITY AGREEMENT

EFFECTIVE AS OF JUNE 4, 2012

Reference is made to that certain LOAN AND SECURITY AGREEMENT dated as of October 28, 2009 (the “Loan and Security Agreement”), by and between PRIMORIS SERVICES CORPORATION, a Delaware corporation (the “Borrower”), which has its chief executive office located at 2100 McKinney Avenue, Suite 1500, Dallas, Texas 75201, and THE PRIVATEBANK AND TRUST COMPANY, (the “Bank”), whose address is 120 South LaSalle Street, Chicago, Illinois 60603.  All capitalized terms used herein without definition shall have the same meanings herein as those terms have been defined in the Loan and Security Agreement.

NOW THEREFORE, in consideration of the premises, and the mutual covenants and agreements set forth herein, the Borrower and Bank hereby agree to amend the Loan and Security Agreement as follows:

SECTION A.        AMENDMENT

1.     Section 1.1 Definitions is hereby amended by adding the following definitions in proper alphabetical order:

“Silva Companies” shall mean Silva Contracting Company, Inc., a Texas corporation; Tarmac Materials, LLC, a Texas limited liability company; and C3 Interests, LLC, a Texas limited liability company.

2.     The definition of “Net Capital Expenditures” in Section 1.1 Definitions is hereby deleted and replaced with the following definition:

“Net Capital Expenditures” shall mean gross Capital Expenditures less sales proceeds of plant, property and equipment and less the assets acquired of the Silva Companies.

3.     Subsection (f) of Section 9.1 Debt is hereby deleted in its entirety and replaced with the following:

(f)                                   On balance sheet Debt described on Schedule 9.1 (and any extension, renewal or refinancing thereof subject to the prior written approval of the Bank), provided that total Debt for Capital Expenditures, previously financed Capital Expenditures or previously financed or re-financed Fixed Assets will not exceed One Hundred Ten Million and 00/100 Dollars ($110,000,000.00).

4.     A new subsection (iv) of subsection (a) of Section 9.4 Transfer; Merger; Sales is hereby added as follows:

(iv)  the acquisition by James Construction Group, LLC of the assets of the Silva Companies.

5.     The first sentence of Section 13.7 Assignability is hereby deleted and replaced with the following:

The Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of the Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 13.7 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release the Bank from any of its obligations hereunder or substitute any such pledgee or assignee the Bank as a party hereto.

SECTION B.        NO OTHER CHANGE OF TERMS.

Except as amended by the foregoing, no other terms of the Loan and Security Agreement are in any way changed in this Seventh Amendment to Loan and Security Agreement and the Loan and Security Agreement shall continue in full force and effect in accordance with its original terms.  Reference to this specific Amendment need not be made in the Loan and Security Agreement, or any other instrument or document executed in connection therewith, any reference in any such items to the Loan and Security Agreement being sufficient to refer to the Loan and Security Agreement as amended hereby.

SECTION C.        CONDITIONS OF AMENDMENT.

Notwithstanding any other provisions of this Seventh Amendment to Loan and Security Agreement, the Bank shall not be required to continue all or any portion of the Loans if any of the following conditions shall have occurred:

1.             Documents.   The Borrower shall have failed to execute and deliver or shall have failed to cause to have executed and delivered to Bank any of the following Documents, all of which must be satisfactory to the Bank and the Bank’s counsel in form, substance and execution:

(a)           Amendment.  Two copies of the Seventh Amendment to Loan and Security Agreement duly executed by the Borrower, as well as continued satisfaction of all conditions set forth in the Loan and Security Agreement.

(b)           Omnibus Guaranty.  Two copies of the Omnibus Guaranty, of even date herewith, executed by all Guarantors.

(c)           Review of Financial Information.  Satisfactory review by the Bank of the Borrower’s audited historical and projected financial information.

(d)           Business Examination.  Satisfactory examination by the Bank of the Borrower’s business.

(e)          Additional Documents.  Such other certificates, financial statements, schedules, resolutions, opinions of counsel and other documents which are provided for hereunder or which the Bank shall require.

2.             Event of Default.  The Borrower hereby represents to the Bank that no Event of Default or Unmatured Event of Default or Material Adverse Effect has occurred or is continuing.

3.             Representations, Warranties and Covenants.  The Borrower hereby represents to the Bank that as of the date hereof, the representations, warranties and covenants set forth in the Loan and Security Agreement, as amended to date, are and shall be and remain true and correct in all material respects (except that the financial covenants shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Bank) and the Borrower is in full compliance with all other terms and conditions of the Loan and Security Agreement.

4.             Good Standing.  The Borrower hereby represents to the Bank that it is in good standing under the laws of the State of Delaware.  The Borrower hereby further represents to the Bank that each of its Subsidiaries is in good standing under the law of the state of its organization.

[Signature Page to Follow]

This Amendment may be executed in counterpart, and by facsimile and by the different parties on different counterpart signature pages, which taken together, shall constitute one and the same Agreement.  This Amendment shall be governed by internal laws of the State of Illinois.

Signed on July 18, 2012 and effective as of the date written above.

PRIMORIS SERVICES CORPORATION,
a Delaware corporation

By:	/s/ Peter J. Moerbeek
Name:	Peter J. Moerbeek
Title:	Executive Vice President, Chief Financial Officer

Agreed and accepted:

THE PRIVATEBANK AND TRUST COMPANY

By:	/s/ Steve Trepiccione
Name:	Steve Trepiccione
Title:	Managing Director